EXHIBIT 99.1

IAN BRODIE APPOINTED PRESIDENT AND DIRECTOR

August 25, 2004 – Andresmin Gold Corporation (“Andresmin” or the “Company”) (NASD OTC-BB: “ASGC”) announced that Len de Melt has resigned as President and Ian Brodie has been appointed President and Director.  With over 20 years of experience in capital markets, Mr. Brodie brings a high level of corporate finance and management experience to Andresmin Gold Corporation.  Mr. Brodie has served as a director and senior officer of a number of public mining companies, and his experience also encompasses mergers, acquisitions and divestitures.  Mr. Brodie has also served on the board of directors of numerous national and international public companies, and has been involved in senior management roles in the venture capital industry.

Mr. Brodie, President stated, “I welcome the opportunity to be involved with Andresmin Gold Corporation, and share the Company’s vision of building a world-class exploration Company.”

Additionally, Mr. Wayne Johnstone and Mr. Lance Larsen have also resigned as Directors of the Company.

For further information please contact:

Tel:  604-689-1620

Toll:  (888) 689-1620

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.